As filed with the Securities and Exchange Commission on April 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRAZIL POTASH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

198 Davenport Road

Toronto, Ontario, Canada M5R 1J2

Tel: +1 (416) 309-2963

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Tel: +1 (212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

(561) 514-0936

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus which covers the offering, issuance and sale by us of up to $250,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings; and

•

an at-the-market offering prospectus supplement covering the offer, issuance and sale of up to a maximum aggregate offering price of $125,000,000 of our common shares that may be issued and sold under our Equity Distribution Agreement, dated April 9, 2026 (the “Equity Distribution Agreement”) with Canaccord Genuity LLC, D.A. Davidson & Co., H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC, and ArcStone Kingswood, a division of Kingswood Capital Partners, LLC, (the “Sales Agents”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at-the-market offering prospectus supplement immediately follows the base prospectus. The $125,000,000 of common shares that may be offered, issued and sold under the at-the-market offering prospectus supplement is included in the $250,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Equity Distribution Agreement with the Sales Agents, any portion of the $250,000,000 included in the at-the-market offering prospectus supplement that is not sold pursuant to the Equity Distribution Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Equity Distribution Agreement, the full $125,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 9, 2026

PROSPECTUS

$250,000,000

BRAZIL POTASH CORP.

Common Shares, Preferred Shares, Subscription Receipts, Warrants, Rights, Debt Securities,

Stock Purchase Contracts, Stock Purchase Units, Depositary Shares and Units

We may offer and sell, from time to time in one or more offerings of the following securities:

•	common shares, no par value per share;

•	preferred shares, no par value per share;

•	subscription receipts;

•	warrants to purchase our common shares, preferred shares, debt securities and/or other securities;

•	rights to purchase our common shares, preferred shares, warrants, debt securities and/or depositary shares;

•	debt securities consisting of senior notes, subordinated notes or debentures;

•	stock purchase contracts;

•	stock purchase units;

•	depositary shares;

•	units consisting of a combination of the foregoing securities, except subscription receipts; or

•	any combination of these securities.

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the information contained in any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

Our common shares, no par value per share, are listed on the NYSE American LLC (“NYSE American”) stock exchange under the symbol “GRO.” On April 7, 2026, the last reported sales price of our common shares was $3.49 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

As of April 8, 2026, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $111,563,743 based on 54,244,915 common shares outstanding, of which 33,203,495 shares are held by non-affiliates, and a per share price of $3.36 based on the price at which our common shares were last sold on the NYSE American on April 8, 2026. Therefore, as of April 8, 2026, the aggregate market value of our common equity held by non-affiliates was more than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form F-3.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together will all of the other information appearing in or which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is      , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $250,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.” In this prospectus, unless otherwise indicated, “Brazil Potash,” “GRO,” “the Company,” “our Company,” “we,” “us,” or “our” refer to Brazil Potash Corp., a corporation incorporated and existing under the laws of the Province of Ontario, Canada, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive, and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent Annual Report on Form 20-F and, from time to time in our other filings with the SEC. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to:

•	our ability to achieve profitability in the future;

•	our ability to obtain the necessary permits and licenses for the Autazes Project, and the timing and possible outcome of pending regulatory and permitting matters;

•	proposed expenditures for exploration work, and general and administrative expenses;

•	the development and construction of the Autazes Project;

•	maintaining rights of access to, including successfully acquiring, leasing, purchasing and/or obtaining rights to occupy, the land for the development and operation of the Autazes Project;

•	our capital requirements and need for additional financing, and our ability to raise additional capital;

•	the estimated results of planned development, mining and production activities;

•	the estimated results of our GHG Emissions Analysis;

•	the supply and demand of potash;

•	general economic and financial conditions;

•	governmental regulation of mining operations and related matters;

•	our prospects, strategies, and business objectives and milestones;

•	industry trends; and

•	our use of available funds, including any funds received upon exercise of the Warrants.

The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and services and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our products and services, as well as any evolution of or shift in our business plans, or to execute any future strategic options, are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate, and therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our Company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors,” and the documents incorporated by reference into this prospectus before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common shares;

•	preferred shares;

•	subscription receipts;

•	warrants to purchase any of the securities listed above;

•	rights to purchase any of the securities listed above;

•	debt securities, in one or more series;

•	stock purchase contracts;

•	stock purchase units;

•	depositary shares; and/or

•	units consisting of one or more of the foregoing securities, except subscription receipts,

in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

THE COMPANY

Business Overview

We are a mineral exploration and development company with a potash mining project, the Autazes Project, located in the state of Amazonas, Brazil. Our technical operations are based in Autazes, Amazonas, Brazil and Belo Horizonte, Minas Gerais, Brazil, and our corporate office is in Toronto, Ontario, Canada. We are in the pre-revenue development stage and have not yet commenced any mining operations. Our plan of operations for the next few years includes securing all required environmental licenses for the Autazes Project, and, subject to securing sufficient funds, commencing all phases of the construction of the Autazes Project.

Once our operations commence, our operating activities will be focused on the extraction and processing of potash ore from the underground mine of the Autazes Project and selling and distributing the processed potash in Brazil.

The Mineral Resources on the property on which the Autazes Project is situated (which we refer to as the “Autazes Property”) are in an area encompassing approximately 98 square miles located in the Amazon potash basin near the city of Autazes in the eastern portion of the state of Amazonas, Brazil, within the Central Amazon Basin, between the Amazon River and the Madeira River, approximately 75 miles southeast of the city of Manaus, northern Brazil. We hold all of the mineral rights for the Autazes Project through our wholly-owned local subsidiary in Brazil, Potássio do Brasil Ltda., and such mineral rights are registered with Brazil’s national mining regulatory authority, Agência Nacional de Mineração (which we refer to as the “Brazilian National Mining Agency”), which is a specialized agency of the Brazilian Ministry of Mines and Energy. Under our current development plan for the Autazes Project, we intend to own, lease, have rights of access to or have rights to occupy, through Potássio do Brasil Ltda., 39 rural properties on which the facilities and infrastructure for the Autazes Project will be located. We currently have rights of access to 26 rural properties consisting of a total area of approximately 5.65 square miles, which include the land on which our proposed mine shafts, processing plant, and port for the Autazes Project will be constructed.

Although we believe that, through administrative land regularization proceedings, with Brazilian governmental agencies (such as the Brazilian National Institute of Rural Settlement and Agrarian Reform, the Brazilian Ministry of Industry and Trade, and other agencies), we will be able to, and intend to, acquire ownership of these 26 properties, there is no guarantee that the relevant authorities will do so on a timely basis or at all, as our acquisition of properties in Brazil will depend on us following the applicable legal procedures and meeting the required legal standards, which will be assessed by the relevant authorities within an uncertain timeline. Additionally, in March, April and May 2024, we entered into agreements to lease, for a term of six years, the remaining 13 rural properties consisting of a total area of approximately 3.95 square miles, which primarily will be used for the sites of our dry stacked tailings piles. Each of these lease agreements also provides us with a right of first refusal to purchase the applicable leased property in the event of a sale of such property, and in connection with any such sale, we will be able to apply the aggregate amount paid under such lease agreement as a reduction in the sale price.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise generally applicable to reporting companies that make filings with the SEC. For so long as we remain an emerging growth company, we will not be required to, among other things:

•

present more than three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure in a registration statement of which a prospectus forms a part;

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report to provide additional information about the audit and our financial statements (i.e., an auditor discussion and analysis);

•	disclose certain executive compensation related items; and

•	seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to us as a foreign private issuer.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report, and expect to continue to report, under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period, and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such accounting standards is required by the IASB.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year during which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of our Common Shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared in accordance with U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our outstanding voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States.

Corporate Information

Our legal and commercial name is Brazil Potash Corp. We were incorporated on October 10, 2006 under the laws of the Province of Ontario, Canada, and are headquartered in Toronto, Ontario, Canada. We were formed to engage in the exploration and mining of potash in Brazil.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168. Our principal executive offices are located at 198 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, and our main telephone number is +1(416) 309-2963. Our internet website is www.brazilpotash.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or our registration statement of which this prospectus forms a part. You should not consider any information on our website to be a part of this prospectus or our registration statement of which this prospectus forms a part, or use any such information in your decision on whether to purchase our securities.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 20-F filed with the SEC, as revised or supplemented by our Reports on Form 6-K filed with the SEC since the filing of our most recent Annual Report on Form 20-F, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital or capital expenditures, acquisitions and other investments. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	common shares;

•	preferred shares;

•	subscription receipts;

•	warrants to purchase our common shares, preferred shares, debt securities and/or other securities;

•	rights to purchase our common shares, preferred shares, warrants, debt securities and/or depositary shares;

•	debt securities consisting of senior notes, subordinated notes or debentures;

•	stock purchase contracts;

•	stock purchase units;

•	depositary shares; or

•	units consisting of a combination of the foregoing securities, except subscription receipts.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of common shares, together with the additional information we include in any applicable prospectus supplement, summarize the material terms and provisions of the common shares that we may offer under this prospectus but are not intended to be complete. For the full terms of our common shares, please refer to our Articles of Incorporation, as amended from time to time, and our Bylaws, as amended from time to time. The Business Corporations Act (Ontario) (the “OBCA”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common shares or preferred shares that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common shares or preferred shares we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

General

Our Articles of Incorporation, as amended, authorizes the issuance of an unlimited number of common shares, no par value per share.

As of the date of this prospectus, we have 54,244,915 common shares outstanding. Our common shares are held of record by approximately 5,835 shareholders.

Common Shares

General

We are authorized to issue one class of stock, being an unlimited number of our common shares, with no par value per share. Our common shares do not have any special rights or restrictions. All of our outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

General Meetings of Shareholders

We are incorporated under the laws of the Province of Ontario, Canada, and are governed by the OBCA. Under the OBCA, (i) a general meeting of shareholders shall be held at such place in or outside Ontario as determined by our board of directors, or, in the absence of such a determination, at our registered office; (ii) our board of directors must call an annual meeting of shareholders no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, our board of directors may fix in advance a date as the record date for that determination, provided that if we are an “offering corporation” under the rules of the OBCA, such date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held; (iv) notice of the time and place of a meeting of shareholders shall be sent to each shareholder entitled to vote at the meeting, our directors and our auditor; (v) the holders of not less than five percent (5%) of our issued and outstanding common shares entitled to vote at a meeting may requisition our board of directors to call a meeting of shareholders for the purposes stated in the requisition; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Ontario Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

Our Bylaws provide that a quorum for purposes of a shareholder meeting is met when the holders of not less than 10% of the shares entitled to vote at a meeting of shareholders are present in person or represented by proxy.

Voting Rights

The holders of our common shares are entitled to attend and vote at all meetings of our shareholders (except any meetings at which only holders of a specified class of shares are entitled to vote), and at each meeting are entitled to one vote for each share held on all matters to be voted on by our shareholders. There is no cumulative voting.

Dividends

The holders of our common shares are entitled to dividends when and as declared by our board of directors from funds legally available therefor if, as and when determined by our board of directors in its sole discretion, subject to provisions of law, and any provisions of our articles of incorporation, as amended (including the rights, privileges, restrictions and conditions attached to any other class of shares of our Company).

Pre-emptive Rights; Conversion; Redemption; Sinking Fund

There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions with respect to our common shares.

Liquidation

Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of our Company, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common shares will be entitled to share pro ratably in the net assets legally available for distribution to shareholders after the payment of or provision for all of our debts and other liabilities.

Procedures to Change the Rights of Shareholders

The rights, privileges, restrictions and conditions with respect to our common shares are contained in our Articles of Incorporation, and such rights, privileges, restrictions and conditions may be changed by amending our Articles of Incorporation. In order to amend our Articles of Incorporation, the OBCA requires approval by not less than two-thirds of the votes cast by our shareholders entitled to vote thereon. Additionally, if we make particular types of amendments to our Articles of Incorporation, a holder of our common shares may dissent to such amendments and, if such shareholder so elects and complies with all applicable requirements set out in the OBCA, we will have to pay such shareholder the fair value of the common shares held by such shareholder. The types of amendments to our Articles of Incorporation that would be subject to dissent rights include (but are not limited to): (i) adding, removing or changing restrictions on the issue, transfer or ownership of our common shares, and (ii) adding, removing or changing any restrictions upon the business that we may carry on or upon the powers that we may exercise.

Preferred Shares

An amendment to our Articles of Incorporation would also be necessary to add a preferred class. Under the OBCA, the directors may submit a proposed amendment to the Articles of Incorporation to the shareholders, and the shareholders may approve the amendment by special resolution. Our Bylaws provide that a special resolution may be approved by at least two-thirds of the votes cast at a meeting of shareholders or by written resolution signed by all shareholders entitled to vote. Upon the filing and effectiveness of the Articles of Amendment under the OBCA, the directors may issue the authorized preferred shares, subject to the OBCA, the amended Articles, and any unanimous shareholder agreement.

Limitations on Liability and Indemnification of Directors and Officers

In accordance with the OBCA and pursuant to our Bylaws, subject to certain conditions, we will, to the maximum extent permitted by law, indemnify our directors, officers, former directors and former officers, and any another individuals who act or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of that association with our Company or other entity. Additionally, we may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay such monies if such individual does not fulfill the conditions described below. Indemnification is prohibited unless such individual:

•	acted honestly and in good faith with a view to our best interests;

•	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

•	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and fulfils the conditions listed above.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us pursuant to the foregoing or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and the appellate courts therefrom (or, failing such court, any other “court” (as defined in the OBCA) having jurisdiction and the appellate courts therefrom) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of our Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of our Company to our Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the OBCA or our articles of incorporation or bylaws; or (iv) any action or proceeding asserting a claim otherwise related to the “affairs” (as defined in the OBCA) of our Company. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in our common shares will be deemed to have consented to these forum selection provisions in our Bylaws; however, investors and shareholders cannot waive our compliance with U.S. federal securities laws and the rules and regulations thereunder.

There is uncertainty as to whether a court will enforce the forum selection provisions in our Bylaws with respect to all claims within the scope of the subject matter of the preceding paragraph. We interpret the forum selection clauses in our Bylaws to be limited to the specified actions and proceedings and to not apply to any claims or actions arising under the Securities Act or the Exchange Act. Notwithstanding any interpretation of the forum selection provisions in our bylaws to the contrary, Section 22 of the Securities Act provides for concurrent jurisdiction for U.S. federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Additionally, Section 27 of the Exchange Act provides that the U.S. federal courts will have exclusive jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The enforceability of similar forum selection provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the forum selection provisions in our bylaws to be inapplicable or unenforceable in any claim, action or proceeding, we may incur additional costs associated with resolving such dispute in other judicial forums or jurisdictions.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is TSX Trust Company, located at 100 Adelaide Street West, Suite 301, Toronto, Ontario, Canada, M5H 4H1, and the U.S. co-transfer agent for our common shares is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, New York 10004.

Investment Canada Act

The Investment Canada Act (which we refer to as the “ICA”) requires any non-Canadian person (as defined in the ICA) who acquires “control” (as defined in the ICA) of an existing Canadian business, where certain prescribed financial thresholds are exceeded, to file a pre-closing application for review with Innovation, Science and Economic Development Canada. Where the acquisition of control of a Canadian business by a non-Canadian person does not meet the prescribed financial thresholds for review, such non-Canadian person is required to file a notification with Innovation, Science and Economic Development Canada no later than 30 days after the completion of the transaction. The ICA generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the acquisition is likely to be of a net benefit to Canada. Under the national security regime in the ICA, the Canadian federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such investments by a non-Canadian could be “injurious to national security”. Review on national security grounds is at the discretion of the Canadian federal government and may occur on a pre-or post-closing basis.

Competition Act

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada) (which we refer to as the “Competition Act”), which permits the Commissioner of Competition (which we refer to as the “Commissioner”) to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in our Company. In addition, the Competition Act grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition. The Competition Act also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if: (i) such person (and such person’s affiliates) would hold, in the aggregate, more than 20% of all of our outstanding voting shares, (ii) certain financial thresholds are exceeded, and (iii) no exemption applies.

Where a person (and such person’s affiliates) already holds, in the aggregate, more than 20% of all of our outstanding voting shares, a notification must be filed if: (i) the acquisition of additional shares would bring such person’s (and its affiliates) holdings to over 50%, (ii) certain financial thresholds are exceeded, and (iii) no exemption applies.

Where a notification is required, the Competition Act prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless compliance with the waiting period has been waived or the Commissioner has issued an advance ruling certificate under Section 102 of the Competition Act. The Commissioner’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

Exchange Listing

Our common shares are listed on the NYSE American under the symbol “GRO.”

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription receipts may be offered separately or together with other securities.

Subscription receipts will be issued under a subscription receipt agreement entered into between us and an escrow agent. The applicable prospectus supplement will include details of the agreement pursuant to which such subscription receipts will be created and issued. Subscription receipts are a security of ours that will entitle the holders to receive common shares or other securities or combination of securities upon the satisfaction of certain conditions, typically the completion of an acquisition by us of the assets or securities of another entity. Subsequent to the offering of subscription receipts, all or a portion of the subscription proceeds for the subscription receipts are held in escrow by the escrow agent, pending the satisfaction of the conditions. Holders of subscription receipts are not shareholders. Holders of subscription receipts are entitled to receive common shares or other securities only upon exchange or conversion of their subscription receipts in accordance with the terms thereof or, upon the occurrence of certain events as specified in an applicable prospectus supplement, to a return of the subscription price for the subscription receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

The particular terms and provisions of subscription receipts offered under any prospectus supplement, and the extent to which the general terms and provisions described in this prospectus may apply to those subscription receipts, will be described in the prospectus supplement filed in respect of such subscription receipts. This description will include, where applicable: (i) the number of subscription receipts offered; (ii) the price, including the currency at which the subscription receipts will be offered and whether the price is payable in instalments; (iii) the terms, conditions and procedures pursuant to which the holders of subscription receipts will become entitled to receive common shares or other securities; (iv) the number of common shares or other securities that may be obtained upon exchange or conversion of each subscription receipt; (v) the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each other security; (vi) the terms applicable to the gross proceeds from the sale of such subscription receipts plus any interest or other income earned thereon; and (vii) any other material terms and conditions of the subscription receipts. The terms and provisions of any subscription receipts offered under a prospectus supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

The preceding description and any description of subscription receipts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement relating to such subscription receipts.

Subscription receipt certificates will be exchangeable for new subscription receipt certificates of different denominations at the office indicated in the applicable prospectus supplement. In the case of subscription receipts which are exchangeable for our other securities, the holders will not have any of the rights of holders of the securities issuable upon the exchange of the subscription receipts until the issuance of those securities in accordance with the terms of the subscription receipts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

As of the date of this prospectus, we have no outstanding registered debt securities.

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. If not required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities may be issued without an indenture. Otherwise, if required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. More specifically, we will issue senior debt under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue subordinated debt under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt, the subordinated debt and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments, sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates, issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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the procedures for any auction and remarketing, if any; the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; if other than dollars, the currency in which the series of debt securities will be denominated; and

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and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common shares or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others, survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee,

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Forms of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; and

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions.

General

We may issue warrants for the purchase of common shares, preferred shares, debt securities and/or other securities in one or more series. We may issue warrants independently or together with common shares and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common shares, the number or amount of common shares, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional preferred shares, rather than full preferred shares. If we decide to offer fractional preferred shares, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred shares. An accompanying prospectus supplement will indicate that fraction. The preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional preferred shares in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred shares represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred shares.

Redemption of Depositary Shares

If we redeem a series of preferred shares represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per preferred share. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred share. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred shares, may instruct the depositary as to how to vote the preferred shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred shares represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting the preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of preferred shares upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole preferred shares and all money and other property, if any, represented by those depositary shares. Partial preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred shares, common shares, warrants or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the price, if any, per right;

•	the exercise price payable for debt securities, preferred shares, common shares, warrants, or depositary shares upon the exercise of the rights;

•	the number of rights issued or to be issued to each shareholder;

•	the number and terms of debt securities, preferred shares, common shares, warrants, or depositary shares which may be purchased per right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, except subscription receipts, in any combination, including, without limitation, the stock purchase units described above. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if applicable, a discussion of any special U.S. federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

FORMS OF SECURITIES

Each debt security, warrant, subscription receipt, right, depositary share, stock purchase contract, stock purchase unit, and unit will be represented either by a certificate issued in definitive form to a particular investor or “book-entry” form by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, subscription receipts, rights, depositary shares, stock purchase contracts, stock purchase units, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, warrants, subscription receipts, rights, depositary shares, stock purchase contracts, stock purchase units, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, rights, depositary shares, stock purchase contracts, stock purchase units, or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common shares sold pursuant to a prospectus supplement will be eligible for trading on the NYSE American. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Brazil Potash Corp., a corporation incorporated and existing under the laws of the Province of Ontario, Canada.

AMOUNT
SEC Registration Fee	$34,525
FINRA Filing Fees	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Trustees’ Fees and Expenses	(1)
Warrant Agent Fees and Expenses	(1)
Printing Expenses	(1)
Miscellaneous Expenses	(1)
Total	(1)

(1)	These fees will be determined based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL OPINIONS

The validity of our common shares, preferred shares and subscription receipts governed by Canadian law and certain matters governed by Canadian law will be passed on for us by Wildeboer Dellelce LLP, Toronto, Ontario. The validity of the issuance of the warrants, rights, debt securities, stock purchase contracts, stock purchase units, depositary shares and units governed by U.S. law will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

MNP LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of, and for the years ended, December 31, 2025, 2024 and 2023, as set forth in their reports thereon. Such consolidated financial statements have been incorporated by reference herein in reliance on the reports of such firm given on their authority as experts in accounting and auditing. MNP LLP is independent with respect to us in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board on auditor independence. The principal business address of MNP LLP is 50 Burnhamthorpe Road W, Suite 900, Mississauga, Ontario, Canada, L5B 3C2.

Certain portions of the description of the Autazes Project and the Autazes Property were summarized or extracted from the Technical Report, which was prepared by ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH (which we refer to as “ERCOSPLAN”) in accordance with the SEC Mining Modernization Rules. The economic analysis for the Autazes Project in the Technical Report was completed by L&M Assessoria Empresarial (which we refer to as “L&M”), based on information provided by ERCOSPLAN (who was responsible for preparing the production schedule, and the estimated capital and operating costs for the mine, processing plant, infrastructure and port). Portions of the Technical Report have been extracted, summarized and disclosed in this prospectus with the consent of ERCOSPLAN and L&M.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide for mandatory indemnification of our directors and officers, and indemnification of certain other persons acting at our request, in accordance with the standards and limitations set out in the OBCA. The Bylaws also permit the advance of expenses and authorize the purchase of directors’ and officers’ insurance. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at www.brazilpotash.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•

our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on March  23, 2026, as amended by Form 20-F/A (Amendment No. 1) for the fiscal year ended December 31, 2025 filed with the SEC on April 7, 2026;

•

the description of our common shares which is included in our Form 8-A12B filed with the SEC on November 26, 2024, including any amendment or report filed for the purpose of updating that description; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that is being incorporated by reference in this prospectus.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.brazilpotash.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Brazil Potash Corp.

198 Davenport Road

Toronto, Ontario, Canada, M5R 1J2

+1 (416) 309-2963

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 9, 2026

Prospectus Supplement

Up to $125,000,000 of Shares

BRAZIL POTASH CORP.

Common Shares

We have entered into an Equity Distribution Agreement, dated April 9, 2026 (the “Equity Distribution Agreement”) with Canaccord Genuity LLC, as lead sales agent and/or principal, and D.A. Davidson & Co., H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC, and ArcStone Kingswood, a division of Kingswood Capital Partners, LLC, as co-sales agents (jointly and severally, the “Sales Agents”) relating to shares of our common shares, no par value per share (our “common shares”), offered by this prospectus supplement. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell our common shares having an aggregate offering price of up to $125,000,000 from time to time through the Sales Agents, acting as sales agents or principals.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus (together, the “Prospectus Supplement”) may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with the terms of the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices, to sell on our behalf all the common shares designated by us. We may instruct the Sales Agents not to sell any common shares if the sales cannot be effected at or above the price designated by us in any such instruction. Under the terms of the Equity Distribution Agreement, we also may sell common shares to the Sales Agents as principal for their own account at a price agreed upon at the time of the sale. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Upon termination of the Equity Distribution Agreement, any portion of the $125,000,000 of common shares included in this prospectus supplement that is not sold pursuant to the Equity Distribution Agreement will be available for sale in other offerings pursuant to the accompanying prospectus, and if no common shares are sold under the Equity Distribution Agreement, the full $125,000,000 of common shares may be sold in other offerings pursuant to that prospectus and a corresponding prospectus supplement.

Our common shares are listed on the NYSE American under the trading symbol “GRO.” The last reported sale price of our common shares on the NYSE American on April 7, 2026, was $3.49 per share.

We will pay the Sales Agents a commission equal to 3.0% of the gross sales price per common share sold through the Sales Agents under the Equity Distribution Agreement. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for additional information regarding the compensation to be paid to the Sales Agents. In connection with the sale of our common shares on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-16 for additional information regarding the compensation to be paid to the Sales Agents.

Investing in our common shares involves risks. See “Risk Factors” in the prospectus supplement, as well as those described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and other reports and documents we filed with the Securities and Exchange Commission (the “SEC”) that we incorporate herein by reference.

Neither the SEC, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

Canaccord Genuity

D.A. Davidson & Co.	H.C. Wainwright & Co.	Roth Capital Partners
ArcStone Kingswood, a division of Kingswood Capital

The date of this prospectus supplement is     , 2026.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “Brazil Potash,” the “Company,” “we,” “us,” “our,” and similar terms refer to Brazil Potash Corp., a corporation incorporated and existing under the laws of the Province of Ontario, Canada, and its consolidated subsidiaries. References to our “common shares” refer to the common shares, no par value per share, of Brazil Potash.

All references in this prospectus supplement to our consolidated financial statements, include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Sales Agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual and reports and other information with the SEC. We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov.

We make available free of charge on or through our website at www.brazilpotash.com, our Annual Reports on Form 20-F, our Reports of Foreign Private Issuers on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings. The description of those agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein and do not purport to be complete are subject to, and qualified in their entirety by reference to, the definitive agreements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding the development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to achieve profitability in the future;

•	our ability to obtain the necessary permits and licenses for the Autazes Project, and the timing and possible outcome of pending regulatory and permitting matters;

•	proposed expenditures for exploration work, and general and administrative expenses;

•	the development and construction of the Autazes Project;

•	maintaining rights of access to, including successfully acquiring, leasing, purchasing and/or obtaining rights to occupy, the land for the development and operation of the Autazes Project;

•	our capital requirements and need for additional financing, and our ability to raise additional capital;

•	the estimated results of planned development, mining and production activities;

•	the estimated results of our GHG Emissions Analysis;

•	the supply and demand of potash;

•	general economic and financial conditions;

•	governmental regulation of mining operations and related matters;

•	our prospects, strategies, and business objectives and milestones;

•	industry trends;

•	our use of available funds, including any funds received upon exercise of the Warrants; and

•	our expectations regarding the use of proceeds from the offering of our common shares under the prospectus supplement.

The words “believe,” “anticipate,” “design,” “estimate,” “plan,” “predict,” “seek,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we will actually achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement, the accompanying prospectus, and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as applying to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus.

These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Please see the “Risk Factors” outlined in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and our other reports and documents we filed with the SEC that we incorporate herein by reference for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this prospectus, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this prospectus supplement speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common shares discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, page 5 of the accompanying prospectus and page 8 of our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Business Overview

We are a mineral exploration and development company with a potash mining project, the Autazes Project, located in the state of Amazonas, Brazil. Our technical operations are based in Autazes, Amazonas, Brazil and Belo Horizonte, Minas Gerais, Brazil, and our corporate office is in Toronto, Ontario, Canada. We are in the pre-revenue development stage and have not yet commenced any mining operations. Our plan of operations for the next few years includes securing all required environmental licenses for the Autazes Project, and, subject to securing sufficient funds, commencing all phases of the construction of the Autazes Project.

Once our operations commence, our operating activities will be focused on the extraction and processing of potash ore from the underground mine of the Autazes Project and selling and distributing the processed potash in Brazil.

The Mineral Resources on the property on which the Autazes Project is situated (which we refer to as the “Autazes Property”) are in an area encompassing approximately 98 square miles located in the Amazon potash basin near the city of Autazes in the eastern portion of the state of Amazonas, Brazil, within the Central Amazon Basin, between the Amazon River and the Madeira River, approximately 75 miles southeast of the city of Manaus, northern Brazil. We hold all of the mineral rights for the Autazes Project through our wholly-owned local subsidiary in Brazil, Potássio do Brasil Ltda., and such mineral rights are registered with Brazil’s national mining regulatory authority, Agência Nacional de Mineração (which we refer to as the “Brazilian National Mining Agency”), which is a specialized agency of the Brazilian Ministry of Mines and Energy. Under our current development plan for the Autazes Project, we intend to own, lease, have rights of access to or have rights to occupy, through Potássio do Brasil Ltda., 39 rural properties on which the facilities and infrastructure for the Autazes Project will be located. We currently have rights of access to 26 rural properties consisting of a total area of approximately 5.65 square miles, which include the land on which our proposed mine shafts, processing plant, and port for the Autazes Project will be constructed.

Although we believe that, through administrative land regularization proceedings, with Brazilian governmental agencies (such as the Brazilian National Institute of Rural Settlement and Agrarian Reform, the Brazilian Ministry of Industry and Trade, and other agencies), we will be able to, and intend to, acquire ownership of these 26 properties, there is no guarantee that the relevant authorities will do so on a timely basis or at all, as our acquisition of properties in Brazil will depend on us following the applicable legal procedures and meeting the required legal standards, which will be assessed by the relevant authorities within an uncertain timeline. Additionally, in March, April and May 2024, we entered into agreements to lease, for a term of six years, the remaining 13 rural properties consisting of a total area of approximately 3.95 square miles, which primarily will be used for the sites of our dry stacked tailings piles. Each of these lease agreements also provides us with a right of first refusal to purchase the applicable leased property in the event of a sale of such property, and in connection with any such sale, we will be able to apply the aggregate amount paid under such lease agreement as a reduction in the sale price.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise generally applicable to reporting companies that make filings with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). For so long as we remain an emerging growth company, we will not be required to, among other things:

•

present more than three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure in a registration statement of which a prospectus forms a part;

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report to provide additional information about the audit and our financial statements (i.e., an auditor discussion and analysis);

•	disclose certain executive compensation related items; and

•	seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to us as a foreign private issuer.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report, and expect to continue to report, under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period, and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such accounting standards is required by the IASB.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year during which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of our Common Shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared in accordance with U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our outstanding voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States.

Corporate Information

Our legal and commercial name is Brazil Potash Corp. We were incorporated on October 10, 2006 under the laws of the Province of Ontario, Canada, and are headquartered in Toronto, Ontario, Canada. We were formed to engage in the exploration and mining of potash in Brazil.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168. Our principal executive offices are located at 198 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, and our main telephone number is +1(416) 309-2963. Our internet website is www.brazilpotash.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus supplement or our registration statement of which this prospectus supplement forms a part. You should not consider any information on our website to be a part of this prospectus supplement or our registration statement of which this prospectus supplement forms a part, or use any such information in your decision on whether to purchase our common shares.

THE OFFERING

Common Shares offered by us	Our common share having an aggregate gross sales price of up to $125,000,000. The actual number of shares to be issued will vary depending on the sales price in this offering.

Manner of offering	“At the market offering” as defined in Rule 415 under the Securities Act that may be made from time to time on the NYSE American or other market for our common shares in the United States through or to Canaccord Genuity LLC, as lead sales agent and/or principal, and D.A. Davidson & Co., H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC, and ArcStone Kingswood, a division of Kingswood Capital Partners, LLC, as co-sales agents (collectively, the “Sales Agents”). The Sales Agents will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the Sales Agents and us. See “Plan of Distribution.”

Total Common Shares outstanding after the offering

90,061,534 common shares, assuming sales of 35,816,619 common shares in this offering at an offering price of $3.49 per share, which was the last reported sale price of our common shares on the NYSE American on April 7, 2026. The actual number of shares issued will vary depending on how many common shares we choose to sell and the prices at which such sales occur.

Use of proceeds	We will use the net proceeds from this offering, if any, for general corporate purposes, which may include, but are not limited to, the repayment, refinancing, redemption or repurchase of existing indebtedness, exploration, working capital or capital expenditures, acquisitions and other investments. See “Use of Proceeds” on page S-14.

Risk Factors	An investment in our common shares is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, elsewhere in this prospectus supplement and the base prospectus, and the information we incorporate by reference, before making your investment decision.

The NYSE American Symbol	Our common shares are traded on the NYSE American under the ticker symbol “GRO.”

Transfer Agent	Our co-transfer agents are TSX Trust Company in Canada and Continental Stock Transfer & Trust Company in the United States.

The number of common shares outstanding is based on 54,244,915 shares outstanding as of April 7, 2026. The number of common shares outstanding excludes:

•	75,000 common shares upon exercise of outstanding options as of April 7, 2026, with an exercise price of $16.00;

•	3,732,083 Deferred Share Units (“DSUs”), of which 2,956,355 are vested as of April 7, 2026;

•	4,759,425 Restricted Share Units (“RSUs”), of which 3,698,075 are vested as of April 7, 2026; and

•	18,650,000 common shares issuable upon the exercise of warrants outstanding as of April 7, 2026, with an average exercise price of $2.36.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or settlement of the outstanding warrants, DSUs, or RSUs referred to above.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein before investing in our common shares. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and on page S-6 of the accompanying prospectus, as well as those described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, as updated by annual and other reports and documents we filed with the SEC, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, that we incorporate herein by reference. If any of the following risks actually occur, our business could be harmed. The risks and uncertainties described below are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common shares. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Our Common Shares

The market prices and trading volume of shares of our common shares have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common shares to incur substantial losses.

The market prices and trading volume of our common shares have experienced and may continue to experience, extreme volatility, which could cause purchasers of our common shares to incur substantial losses. For example, since the beginning of 2025 to the date hereof, the market price of our common shares have fluctuated from an intra-day low of $1.25 per share on May 22, 2025, to an intra-day high of $8.60 on January 7, 2025, and the last reported sale price of our common shares on the NYSE American on April 7, was $3.49 per share.

During 2025, daily trading volume ranged from approximately 41,160 to 34,836,490 shares. Within the last seven business days, the market price of our common shares has fluctuated from an intra-day low of $3.01 on March 27, 2026, to an intra-day high of $3.85 on April 6, 2026.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common shares, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Extreme fluctuations in the market price of our common shares have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•

the market price of our common shares has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•

factors in the public trading market for our common shares include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common shares and any related hedging and other trading factors;

•

to the extent volatility in our common shares is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common shares as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•	if the market price of our common shares decline, you may be unable to resell your shares at or above the price at which you acquired them.

We cannot assure you that the equity issuance of our common shares will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

Investors will experience immediate and substantial dilution in the book value per share of the common shares you purchase.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common shares will be substantially higher than the net tangible book value per share of our outstanding common shares at the time of the sale, investors will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after this offering and will suffer substantial dilution in the net tangible book value of the common shares purchased in this offering. See “Dilution.”

The price per common share being offered may be higher than the net tangible book value per share of our outstanding common shares prior to this offering. Assuming that an aggregate of 35,816,619 common shares are sold at a price of $3.49 per share, the last reported sale price of our common shares on the NYSE American on April 7, 2026, for aggregate gross proceeds of approximately $125,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.38 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future, and we issue additional common shares or securities convertible or exchangeable for our common shares, our then existing stockholders may experience dilution and the new securities may have rights senior to those of the common shares offered in this offering.

Future dilution of our common shares could adversely affect the market price of our common shares.

As of April 7, 2026, 54,244,915 common shares were issued and outstanding; 75,000 common shares are issuable upon the exercise of options outstanding; 18,650,000 common shares are issuable upon the exercise of warrants outstanding; 3,732,083 common shares are issuable upon the vesting of outstanding DSUs; and 4,759,425 common shares are issuable upon the vesting of outstanding RSUs. In addition, this offering may increase outstanding common shares by up to 35,816,619 additional common shares (the number of shares to reach the maximum offering amount, assuming the common shares are sold at a price of $3.49 per share, the last reported sale price of our common shares on the NYSE American on April 7, 2026). To the extent that our outstanding options and/or warrants are exercised, investors participating in this offering will experience further dilution. In the future, we may issue additional common shares to raise cash to bolster our liquidity, to refinance indebtedness, for working capital, to finance strategic initiatives and future acquisitions or for other purposes. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, our common shares. We may also acquire interests in other companies or other assets by using a combination of cash and common shares or just common shares. We may sell shares or other securities in any other offering at a price per share that is less than the prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common shares, or securities convertible into, exercisable or exchangeable for our common shares, in future transactions may be higher or lower than the prices per share paid by investors in this offering. Any of these events may dilute the ownership interests of current stockholders, reduce our earnings per share or have an adverse effect on the price of our common shares. See “Dilution.”

A “short squeeze” due to a sudden increase in demand for our common shares that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze may lead to extreme price volatility in our common shares.

Investors may purchase our common shares to hedge existing exposure or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of our common shares available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may, in turn, dramatically increase the price of our common shares until additional common shares are available for trading or borrowing. This is often referred to as a “short squeeze.” The proportion of our common shares that may be traded in the future by short sellers may increase the likelihood that our common shares will be the target of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in our common shares that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the common shares necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common shares may rapidly decline. Investors that purchase our common shares during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common shares, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free-writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our common shares. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common shares which could cause losses to your investments.

The amount of net proceeds, if any, we receive from this offering is uncertain.

There is no certainty that gross proceeds of $125,000,000 will be raised under the offering. The Sales Agents have agreed to use its commercially reasonable efforts to sell, on our behalf, the common shares we request to be sold, but we are not required to request the sale of the maximum amount offered or any amount and, if we request a sale, the Sales Agents are not obligated to purchase any common shares that are not sold. As a result of the offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by us, we may raise substantially less than the maximum total offering amount or nothing at all.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing investments. These investments may not yield a favorable return to our stockholders.

The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agents at any time throughout the term of the Equity Distribution Agreement. The number of shares sold by the Sales Agents after delivering a sales notice will fluctuate based on the market price of our common shares during the sales period and the limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Sales of a significant number of shares of our common shares in the public markets, or the perception that such sales could occur, could cause our stock price to decline.

Sales of a substantial number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional common shares in the public markets. Furthermore, if our existing stockholders sell a large number of shares of our common shares, or the public market perceives that existing stockholders might sell common shares, the market price of our common shares could decline significantly. Sales of substantial common shares in the public market by our executive officers, directors, 5% or greater stockholders or other shareholders, or the prospect of such sales could adversely affect the market price of our common shares. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common shares.

Sales of a substantial number of shares of our common shares in the public market following this offering could cause the market price of our common shares to decline. If there are more common shares offered for sale than buyers are willing to purchase, then the market price of our common shares may decline to a market price at which buyers are willing to purchase the offered common shares, and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we do not intend to declare cash dividends on our common shares in the foreseeable future, shareholders must rely on appreciation of the value of our common shares for any return on their investment.

We have never declared or paid cash dividends on our common shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our common shares, if any, will provide a return to investors in this offering for the foreseeable future.

Our common shares may be delisted from the NYSE American if we cannot maintain compliance with the NYSE American’s continued listing requirements.

Our common shares are listed on the NYSE American. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the NYSE American.

We cannot assure you our securities will meet the continued listing requirements to be listed on the NYSE American in the future. If the NYSE American delists our common shares from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•

a determination that our common shares is a “penny stock” which will require brokers trading in our common shares to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the NYSE American and the NYSE American determines to delist our common shares, the delisting could adversely affect the market liquidity of our common shares, our ability to obtain financing to repay debt and fund our operations.

If our common shares are delisted from the NYSE American and the price of our common shares declines below $5.00 per share, our common shares would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on the NYSE American or on other securities exchanges by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our common shares is currently less than $5.00 per share. If our common shares are delisted from the NYSE American and the price of our common shares are below $5.00 per share and our net tangible assets fall below $5,000,000 or less, our common shares would come within the definition of “penny stock”.

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

•	must make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•

provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common shares are at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Our common shares may be affected by limited trading volume and may fluctuate significantly.

Our common shares are traded on the NYSE American. Although an active trading market has developed for our common shares, there can be no assurance that an active trading market for our common shares will be sustained. Failure to maintain an active trading market for our common shares may adversely affect our shareholders’ ability to sell our common shares in short time periods, or at all. Our common shares have experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common shares.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences for you as a stockholder. For example, it could:

•

make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the senior secured credit facility and the senior subordinated note;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

USE OF PROCEEDS

We may issue and sell our common shares having aggregate sales proceeds of up to $125,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of our common shares sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement as a source of financing. We intend to use the net proceeds, if any, from the sale of our common shares offered by this prospectus supplement for general corporate purposes, which may include, but are not limited to, the repayment, refinancing, redemption or repurchase of existing indebtedness, exploration, working capital or capital expenditures, acquisitions and other investments.

DILUTION

If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common shares immediately after this offering.

Net tangible book value per common share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding common shares at a given date. Our net tangible book value as of December 31, 2025, was approximately $157.8 million, or $2.94 per common share.

The maximum aggregate amount of common shares that can be sold is $125,000,000 under this prospectus supplement. After giving effect to our sale of 35,816,619 common shares at an assumed offering price of $3.49, the last reported sale price of our common shares on April 7, 2026, and after deducting the estimated commissions and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $279 million, or $3.11 per common share. This represents an immediate increase in net tangible book value to existing shareholders of approximately $0.17 per share and an immediate dilution in net tangible book value of approximately $0.38 per share to investors participating in this offering. The following table illustrates their calculation on a per share basis. The adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement.

Assumed offering price per share		$3.49

Net tangible book value per share as of December 31, 2025	$2.94

Increase in net tangible book value per share attributable to this offering	$0.17

As-adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering		$3.11

Dilution per share to new investors participating in this offering		$0.38

A $1.00 increase in the assumed public offering price of $3.49 per share, which is the closing sale price of our common shares on the NYSE American on April 7, 2026, would increase the net tangible book value by $0.30 per common share and there would be $1.07 dilution per share to new investors assuming 27,839,644 common shares (the maximum number of shares currently available for issuance) offered based on a $1.00 increase to the closing sale price of our common shares on the NYSE American on April 7, 2026.

A $1.00 decrease in the assumed public offering price of $3.49 per share, which is the closing sale price of our common shares on the NYSE American on April 7, 2026, would decrease the net tangible book value by $0.43 per common share and there would be $0.19 accretion per share to new investors assuming 50,200,803 common shares (the maximum number of shares currently available for issuance) offered based on a $1.00 decrease to the closing sale price of our common shares on the NYSE American on April 7, 2026.

The foregoing tables and calculations are based on 53,692,089 common shares outstanding as of December 31, 2025. The number of common shares outstanding excludes:

•	75,000 common shares upon exercise of outstanding options, with an exercise price of $16.00;

•	3,806,083 Deferred Share Units (“DSUs”), of which 2,921,917 are vested;

•	5,046,925 Restricted Share Units (“RSUs”), of which 3,664,750 are vested; and

•	18,650,000 common shares issuable upon the exercise of warrants outstanding, with an average exercise price of $2.36

To the extent that our outstanding options and warrants are exercised, investors participating in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common shares or other equity securities of equal or senior rank, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with the Sales Agents, under which we may offer and sell our common shares from time to time through the Sales Agents acting as agents. Pursuant to this prospectus supplement, we may offer and sell up to $125,000,000 of our common shares. Sales of our common shares, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell common shares under the Equity Distribution Agreement, we will notify the Sales Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agents, unless the Sales Agents decline to accept the terms of such notice, the Sales Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Equity Distribution Agreement to sell our common shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the applicable Sales Agent is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agents a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our common shares. Notwithstanding the foregoing, in the event that an Agent identifies and introduces to the Company a specific investor or group of investors for a block purchase of Shares (a “Sourced Block Transaction”), the allocation of compensation among the Agents with respect to such Sourced Block Transaction shall be at the sole discretion of the Company, and the Company may allocate a higher proportion of the compensation payable in respect of such transaction to the Agent that sourced such investor or investors.

Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this point. In addition, we have agreed to reimburse the Sales Agents for certain disbursements of their legal counsel incurred in connection with entering into the transactions contemplated by the Equity Distribution Agreement in an aggregate amount not to exceed $100,000, in addition to certain ongoing disbursements payable in the amount of up to $25,000 in connection with each diligence bring-down thereafter, unless we and the Sales Agents otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or ongoing expense reimbursement payable to the Sales Agents under the terms of the Equity Distribution Agreement, will be approximately $171,000. The remaining sales proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Sales Agents will provide written confirmation to us before the open on NYSE American on the day following each day on which our common shares are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our common shares on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.

The offering of our common shares pursuant to the Equity Distribution Agreement will terminate as permitted therein.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement will be filed as an exhibit on Form 6-K and incorporated by reference to the registration statement of which this prospectus supplement forms a part.

The Sales Agents and their affiliates may in the future provide various investment banking, commercial banking, financial advisory, and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the Sales Agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agents, and the Sales Agents may distribute the prospectus supplement and the accompanying base prospectus electronically.

Our co-transfer agents are TSX Trust Company in Canada and Continental Stock Transfer & Trust Company in the United States. Our common shares are listed on NYSE American under the symbol “GRO.”

LEGAL MATTERS

We are being represented by Anthony Linder & Cacomanolis, PLLC, West Palm Beach, Florida, with respect to legal matters of United States federal securities law. The validity of our common shares offered under this prospectus supplement and the accompanying base prospectus will be passed upon for us by Wildeboer Dellelce LLP, Toronto, Ontario. The Sales Agents are being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts in connection with this offering.

EXPERTS

MNP LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of, and for the years ended, December 31, 2025, 2024 and 2023, as set forth in their reports thereon. Such consolidated financial statements have been incorporated by reference herein in reliance on the reports of such firm given on their authority as experts in accounting and auditing. MNP LLP is independent with respect to us in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board on auditor independence. The principal business address of MNP LLP is 50 Burnhamthorpe Road W, Suite 900, Mississauga, Ontario, Canada, L5B 3C2.

Certain portions of the description of the Autazes Project and the Autazes Property were summarized or extracted from the Technical Report, which was prepared by ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH (which we refer to as “ERCOSPLAN”) in accordance with the SEC Mining Modernization Rules. The economic analysis for the Autazes Project in the Technical Report was completed by L&M Assessoria Empresarial (which we refer to as “L&M”), based on information provided by ERCOSPLAN (who was responsible for preparing the production schedule, and the estimated capital and operating costs for the mine, processing plant, infrastructure and port). Portions of the Technical Report have been extracted, summarized and disclosed in this prospectus supplement with the consent of ERCOSPLAN and L&M.

As at the date hereof, none of the above-named experts have received, or is to receive, in connection with the offering, an interest, direct or indirect, in our Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into the prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of the prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in the prospectus supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of the Prospectus Supplement to the extent that a statement contained in the prospectus supplement modifies or replaces that statement. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information furnished and not filed in accordance with the SEC rules).

•

our Annual Report on Form 20-F for the fiscal year ended December  31, 2025 filed with the SEC on March 23, 2026, as amended by Form 20-F/A (Amendment No. 1) for the fiscal year ended December 31, 2025 filed with the SEC on April 7, 2026; and

•	the description of our common shares which is included in our Form 8-A12B filed with the SEC on November 26, 2024, including any amendment or report filed for the purpose of updating that description.

In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that is being incorporated by reference in this prospectus supplement.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by the prospectus supplement, including, but excluding any information furnished to, rather than filed with the SEC, will also be incorporated by reference into the prospectus supplement and will be deemed to be part of the prospectus supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any information furnished and not filed in accordance with the SEC rules.

You should rely only on the information incorporated by reference or provided in the prospectus supplement. We have not authorized anyone else to provide you with different information. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all our SEC filings that we incorporate by reference to determine if any of the statements in the prospectus supplement, any applicable prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

You may request a free copy of any of the documents incorporated by reference in the prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Brazil Potash Corp.

198 Davenport Road

Toronto, Ontario, Canada, M5R 1J2

+1 (416) 309-2963

Up to $125,000,000

BRAZIL POTASH CORP.

Common Shares

PROSPECTUS SUPPLEMENT

Canaccord Genuity

D.A. Davidson & Co.	H.C. Wainwright & Co.	Roth Capital Partners
ArcStone Kingswood, a division of Kingswood Capital

The date of this prospectus supplement is      , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

We are incorporated under the laws of the Province of Ontario, Canada, and are governed by the OBCA. In accordance with the OBCA and pursuant to our bylaws (our “Bylaws”), subject to certain conditions, we shall, subject to the limitations contained in the OBCA, indemnify our directors and officers, any former director or officer, or any other individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of such association with our Company or other entity, if such individual:

•

acted honestly and in good faith with a view to our best interests, or, as the case may be, the best interests of the other entity for which such individual acted as a director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful.

Pursuant to our Bylaws, we shall also indemnify such individual in other circumstances as the OBCA permits or requires.

Additionally, we may purchase and maintain insurance for the benefit of any indemnified individual against such liabilities, in such amounts as our board of directors may from time to time determine and as permitted by the OBCA. We currently carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

Furthermore, we have entered into an indemnity agreement with each of our current directors and officers, and intend to enter into an indemnity agreement with each of our future directors and officers, whereby we have agreed or will agree to indemnify such directors and officers against all expenses and liabilities incurred in such capacity to the fullest extent permitted by law, subject to limited exceptions.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing or otherwise, we have been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a director, officer or controlling person asserts a claim for indemnification in connection with the successful defense of any action, suit or proceeding resulting from this offering, we will, unless otherwise advised by counsel, submit to a court of competent jurisdiction the question of whether such indemnification is against public policy. We will be governed by the final adjudication of such issue.

Item 9. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form F-3, including those incorporated herein by reference.

EXHIBIT INDEX

(a) Exhibits

(b)

		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date

1.1**	Form of Underwriting Agreement

3.1	Articles of Incorporation of Brazil Potash Corp.	F-1/A	3.1	November 25, 2024

3.2	Articles of Amendment (to Articles of Incorporation) of Brazil Potash Corp., dated October 18, 2024	F-1/A	3.2	November 25, 2024

3.3	Bylaws of Brazil Potash Corp.	F-1/A	3.3	November 25, 2024

4.1	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act	20-F	2.1	November 25, 2024

4.2	Form of Warrant Certificate	F-1/A	4.2	November 25, 2024

4.3	Form of Underwriters’ Warrants	F-1/A	4.3	March 28, 2025

4.4	Form of Common Warrant	6-K	4.1	October 23, 2025

4.5	Form of Pre-Funded Warrant	6-K	4.2	October 23, 2025

4.6*	Form of Senior Indenture

4.7**	Form of Senior Note

4.8*	Form of Subordinated Indenture

4.7**	Form of Subordinated Note

4.8**	Form of Warrant Agreement

4.9**	Form of Rights Agent Agreement

4.10**	Form of Rights Certificate

4.11**	Certificate of Designation for Preferred Shares

4.12**	Form of Preferred Share Certificate

4.13**	Form of Subscription Receipt Agreement

4.14**	Form of Depositary Agreement

4.15**	Form of Depositary Receipt

4.16**	Form of Stock Purchase Contract

4.17**	Form of Stock Purchase Unit Agreement

4.18**	Form of Unit Agreement

5.1*	Opinion of Wildeboer Dellelce LLP relating to the base prospectus

5.2*	Opinion of Anthony, Linder & Cacomanolis, PLLC relating to the base prospectus

5.3*	Opinion of Wildeboer Dellelce LLP relating to the at-the-market offering prospectus supplement

10.1†	Stock Option Plan	F-1/A	10.1	November 25, 2024

10.2†	Form of Stock Option Agreement	F-1/A	10.2	November 25, 2024

10.3†	Amended and Restated Deferred Share Unit Plan	F-1/A	10.3	November 25, 2024

10.4†	2024 Incentive Compensation Plan	F-1/A	10.4	November 25, 2024

10.5	Form of Indemnity Agreement between Brazil Potash Corp. and each of its directors and executives.	F-1/A	10.5	November 25, 2024

10.6†	Independent Contractor Agreement, dated as of July 1, 2009, between Brazil Potash Corp. and Gower Exploration Consulting Inc.	F-1/A	10.6	November 25, 2024

10.7†	Amendment to Independent Contractor Agreement, dated as of February 1, 2015, between Brazil Potash Corp. and Gower Exploration Consulting Inc.	F-1/A	10.7	November 25, 2024

10.8†	Amendment to Independent Contractor Agreement, dated as of January 1, 2019, between Brazil Potash Corp. and Gower Exploration Consulting Inc.	F-1/A	10.8	November 25, 2024

10.9†	Independent Contractor Agreement, dated as of October 1, 2009, between Brazil Potash Corp. and Forbes & Manhattan, Inc.	F-1/A	10.9	November 25, 2024

10.10†	Amendment to Independent Contractor Agreement, dated as of September 1, 2011, between Brazil Potash Corp. and Forbes & Manhattan, Inc.	F-1/A	10.10	November 25, 2024

10.11†	Amendment to Independent Contractor Agreement, dated as of February 1, 2015, between Brazil Potash Corp. and Forbes & Manhattan, Inc.	F-1/A	10.11	November 25, 2024

10.12†	Amendment to Independent Contractor Agreement, dated as of September 11, 2024, between Brazil Potash Corp. and Forbes & Manhattan, Inc.	F-1/A	10.12	November 25, 2024

10.13†	Independent Contractor Agreement, dated as of January 1, 2014, between Brazil Potash Corp. and Neil Said	F-1/A	10.13	November 25, 2024

10.14†	Amendment to Independent Contractor Agreement, dated as of November 1, 2021, between Brazil Potash Corp. and Neil Said	F-1/A	10.14	November 25, 2024

10.15†	Independent Contractor Agreement, dated as of August 1, 2014, between Brazil Potash Corp. and Ryan Ptolemy	F-1/A	10.15	November 25, 2024

10.16†	Amendment to Independent Contractor Agreement, dated as of November 1, 2021, between Brazil Potash Corp. and Ryan Ptolemy	F-1/A	10.16	November 25, 2024

10.17†	Independent Contractor Agreement, dated as of February 1, 2015, between Brazil Potash Corp. and Iron Strike Inc.	F-1/A	10.17	November 25, 2024

10.18†	Service Agreement, dated as of September 16, 2021, between Potássio do Brasil Ltda. and J. Mendo Consultoria Empresarial Ltda. [English translation]	F-1/A	10.18	November 25, 2024

10.19	Loan Agreement, dated as of June 15, 2020, between Brazil Potash Corp. and 2227929 Ontario Inc.	F-1/A	10.19	November 25, 2024

10.20	Maturity Date Extension, dated December 17, 2020, between 2227929 Ontario Inc. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and 2227929 Ontario Inc.	F-1/A	10.20	November 25, 2024

10.21	Maturity Date Extension, dated September 30, 2021, between 2227929 Ontario Inc. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and 2227929 Ontario Inc.	F-1/A	10.21	November 25, 2024

10.22	Loan Agreement, dated as of July 2, 2020, between Brazil Potash Corp. and Aberdeen International Inc.	F-1/A	10.22	November 25, 2024

10.23	Maturity Date Extension, dated February 9, 2021, between Aberdeen International Inc. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and Aberdeen International Inc.	F-1/A	10.23	November 25, 2024

10.24	Maturity Date Extension, dated September 30, 2021, between Aberdeen International Inc. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and Aberdeen International Inc.	F-1/A	10.24	November 25, 2024

10.25#†	Loan Agreement, dated as of April 1, 2021, between Brazil Potash Corp. and Aberdeen International Inc.	F-1/A	10.25	November 25, 2024

10.26	Maturity Date Extension, dated September 30, 2021, between Aberdeen International Inc. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and Aberdeen International Inc.	F-1/A	10.26	November 25, 2024

10.27	Loan Agreement, dated as of August 4, 2021, between Brazil Potash Corp. and Aberdeen International Inc.	F-1/A	10.27	November 25, 2024

10.28	Maturity Date Extension, dated September 30, 2021, between Aberdeen International Inc. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and Aberdeen International Inc.	F-1/A	10.28	November 25, 2024

10.29	Loan Agreement, dated as of October 22, 2020, between Brazil Potash Corp. and Sulliden Mining Capital Inc.	F-1/A	10.29	November 25, 2024

10.30	Maturity Date Extension, dated February 10, 2021, between Sulliden Mining Capital Inc. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and Sulliden Mining Capital Inc.	F-1/A	10.30	November 25, 2024

10.31	Maturity Date Extension, dated September 30, 2021, between Sulliden Mining Capital Inc. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and Sulliden Mining Capital Inc.	F-1/A	10.31	November 25, 2024

10.32	Loan Agreement, dated as of February 26, 2021, between Brazil Potash Corp. and Greenway Investments International Ltd.	F-1/A	10.32	November 25, 2024

10.33	Maturity Date Extension, dated September 30, 2021, between Greenway Investments International Ltd. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and Greenway Investments International Ltd.	F-1/A	10.33	November 25, 2024

10.34	Loan Agreement, dated as of May 5, 2021, between Brazil Potash Corp. and Newdene Gold Inc.	F-1/A	10.34	November 25, 2024

10.35	Maturity Date Extension, dated September 30, 2021, between Newdene Gold Inc. and Brazil Potash Corp., amending Loan Agreement between Brazil Potash Corp. and Newdene Gold Inc.	F-1/A	10.35	November 25, 2024

10.36#	Offtake Agreement, dated as of September 29, 2022, between Potássio do Brasil Ltda. and Amaggi Exportação E Importação Ltda. [English translation]	F-1/A	10.36	November 25, 2024

10.37#	Distribution and Marketing Agreement, dated as of September 29, 2022, between Potássio do Brasil Ltda. and Amaggi Exportação E Importação Ltda. [English translation]	F-1/A	10.37	November 25, 2024

10.38#	Shipping Agreement, dated as of September 30, 2022, between Potássio do Brasil Ltda. and Hermasa Navegação da Amazônia Ltda. [English translation]	F-1/A	10.38	November 25, 2024

10.39	Form of Contract for Assignment of Possessory Rights over the Property and Other Covenants, between assignor and Potássio do Brasil Ltda., as assignee [English translation]	F-1/A	10.39	November 25, 2024

10.40	Form of Lease Agreement for rural land, between lessor and Potássio do Brasil Ltda., as lessee [English translation]	F-1/A	10.40	November 25, 2024

10.41#	Option Agreement, dated as of November 1, 2024, among Franco-Nevada Corporation (as option holder), Potássio do Brasil Ltda. (as grantor), and Brazil Potash Corp.	F-1/A	10.41	November 25, 2024

10.42	Underwriting Agreement	F-1/A	1.1	November 25, 2024

10.43	Any Market Purchase Agreement, dated as of May 1, 2025	6-K	10.1	May 6, 2025

10.44#	Take or Pay Contract between Potássio do Brasil Ltda. Keytrade Fertilizantes Brasil Ltda., dated August 20, 2025	6-K	10.1	August 26, 2025

10.45	Form of Securities Purchase Agreement, dated October 17, 2025	6-K	10.1	October 23, 2025

10.46	Form of Lock-Up Agreement	6-K	10.2	October 23, 2025

10.47	Form of Registration Rights Agreement, dated October 17, 2025	6-K	10.3	October 23, 2025

10.48#	Take or Pay Contract between Potassio do Brasil Ltda. and Kimia Solutions Ltda., dated October 28, 2025	6-K	10.1	October 29, 2025

10.49*	Equity Distribution Agreement, dated April 9, 2026, by and among Brazil Potash Corp. and Canaccord Genuity LLC, D.A. Davidson & Co., H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC, and ArcStone Kingswood, a division of Kingswood Capital Partners, LLC.

21	List of Subsidiaries	F-1/A	21.1	November 25, 2024

23.1*	Consent of MNP LLP, independent registered public accounting firm

23.2*	Consent of Wildeboer Dellelce LLP (incorporated in Exhibit 5.1)

23.3*	Consent of Anthony, Linder & Cacomanolis, PLLC (incorporated in Exhibit 5.2)

23.4*	Consent of Wildeboer Dellelce LLP (incorporated in Exhibit 5.3)

23.5*	Consent of ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH with respect to the Technical Report

23.6*	Consent of L&M Assessoria with respect to Chapter 19 of the Technical Report

24*	Power of Attorney (included on the signature page)

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Senior Indenture

25.2***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Subordinate Indenture

96.1	Technical Report Summary of the Autazes Potash Project-Pre-Feasibility Study	F-1/A	96.1	November 25, 2024

107*	Filing Fee Table

†	Management contract, compensation plan or arrangement.
*	Filed herewith.
**	To be filed by amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada on April 9, 2026.

BRAZIL POTASH CORP.

By:	/s/ Matthew Simpson
Matthew Simpson
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons whose signature appears below constitutes and appoints Matthew Simpson and Ryan Ptolemy, and each of them, with power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Matthew Simpson Matthew Simpson	Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2026

/s/ Ryan Ptolemy Ryan Ptolemy	Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2026

/s/ Mayo Schmidt Mayo Schmidt	Executive Chairman	April 9, 2026

/s/ Deborah Battiston Deborah Battiston	Director	April 9, 2026

/s/ Brett Lynch Brett Lynch	Director	April 9, 2026

/s/ Pierre Pettigrew Pierre Pettigrew	Director	April 9, 2026

/s/ Peter Tagliamonte Peter Tagliamonte	Director	April 9, 2026

/s/ Christian Joerg Christian Joerg	Director	April 9, 2026

Signature of Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized representative in the United States of Brazil Potash Corp. and has duly caused this registration statement on Form F-3 to be signed by the undersigned, thereunto duly authorized, on April 9, 2026.

Authorized Representative in the United States:

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.6	Form of Senior Indenture

4.8	Form of Subordinated Indenture

5.1	Opinion of Wildeboer Dellelce LLP relating to the base prospectus

5.2	Opinion of Anthony, Linder & Cacomanolis, PLLC relating to the base prospectus

5.3	Opinion of Wildeboer Dellelce LLP relating to the at-the-market offering prospectus supplement

10.49	Equity Distribution Agreement, dated April 9, 2026, by and among Brazil Potash Corp. and Canaccord Genuity LLC, D.A. Davidson & Co., H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC and ArcStone Kingswood, a division of Kingswood Capital Partners, LLC.

23.1	Consent of MNP LLP, independent registered public accounting firm

23.2	Consent of Wildeboer Dellelce LLP (incorporated in Exhibit 5.1)

23.3	Consent of Anthony, Linder & Cacomanolis, PLLC (incorporated in Exhibit 5.2)

23.4	Consent of Wildeboer Dellelce LLP (incorporated in Exhibit 5.3)

23.5	Consent of ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH with respect to the Technical Report

23.6	Consent of L&M Assessoria with respect to Chapter 19 of the Technical Report

107	Filing Fees Exhibit